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EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Contact:
Tom Schuler
(317) 822-5681
 tschuler@braunconsult.com

BRAUN CONSULTING REPORTS SECOND QUARTER RESULTS

        CHICAGO, IL—August 6, 2003—Braun Consulting (Nasdaq: BRNC), a professional services firm delivering customer-focused business solutions, today reported financial results for the second quarter ended June 30, 2003.

        Revenue before expense reimbursements for the second quarter of 2003 was $7.3 million, a decrease of 44.6 percent from revenue of $13.3 million for the same period a year ago. Total revenue for the second quarter of 2003, including reimbursable expenses, was $8.2 million, a decrease of 43.8 percent from total revenue of $14.7 million for the same period a year ago. The net loss for the second quarter of 2003 was $3.2 million, or $0.19 per share, compared to a net loss of $2.9 million or $0.14 per share for the same period a year ago.

        Pro forma net loss, excluding certain non-cash items of $1.2 million, for the second quarter of 2003 was $2.0 million or $0.11 per share, compared with pro forma net loss, excluding special charges of $3.0 million, for the same period a year ago, of $1.1 million or $0.05 per share. Non-cash items for the second quarter of 2003 consisted of changes in the valuation allowance for all deferred tax assets related to net operating losses incurred during the second quarter. Special charges for the second quarter of 2002 included severance costs and expenses associated with the consolidation of office space.

        "On the whole, we are disappointed with our results this quarter; specifically we did not generate the revenue we had anticipated—something that we largely attribute to the continued challenging market environment. However, we are encouraged by the progress we are making against our strategic plan—this includes a tight focus on managing costs, driving continued improvements in our operating metrics and executing against our client development plan in an effort to drive top and bottom line performance," said Steve Braun, Chairman and CEO, Braun Consulting.

        "During the quarter, in addition to securing several important new client relationships, we witnessed an important, positive shift in the mix and type of projects we are delivering. Specifically, projects are becoming more directly aligned with the key themes we have been discussing around customer value management. Clients are more focused than ever on initiatives that have true bottom line impact. As such, we are working with them to better understand the varied ways customers can drive economic value for their organization and helping them to identify and act on the levers for increasing customer value," continued Braun. "Over the months of June into July, this shift has triggered an increase in utilization and in our new account pipeline."

        Revenue before project expense reimbursements for the six months ended June 30, 2003, was $14.8 million, down 49.2 percent from revenue of $29.2 million for the same period a year ago. Total revenue for the six months ended June 30, 2003, was $16.5 million, a decrease of 48.6 percent from total revenue of $32.1 million for the same period a year ago. The net loss for the six months ended June 30, 2003 was $7.6 million, or $0.44 per share, compared to a net loss of $3.3 million or $0.16 per share for the same period a year ago.

        Pro forma net loss, excluding certain non-cash items of $3.0 million, for the six months ended June 30, 2003 was $4.6 million or $0.27 per share, compared with pro forma net loss, excluding certain non-cash items and special charges of $3.6 million, for the same period a year ago, of $1.1 million or $0.05 per share. Non-cash items for the first half of 2003 consisted of changes in the valuation allowance for all deferred tax assets related to net operating losses. Non-cash items for the six months ended June 30, 2002, consisted of stock compensation, and special charges for the same period included severance costs and expenses associated with the consolidation of office space.

        "We believe we are doing the right things to manage through this continued uncertain economic environment as evidenced by the progress we are making along several dimensions, such as our client development efforts and those initiatives designed to manage costs and drive improved operational efficiencies. However, until we see a definitive shift in client spending patterns, we are taking a conservative approach to our guidance," commented Braun. "Moving forward, we expect revenue for the third quarter, prior to expense reimbursements, to be in line with the second quarter."

        Braun Consulting will host a conference call for investors today at 5:00 PM EDT to further discuss the earnings results for the second quarter and future outlook. Steve Braun, President and Chief Executive Officer, and Tom Schuler, Senior Vice President of Corporate Development and Investor Relations, will lead the call. To participate, please dial (888) 214-7564. The conference call will also be broadcast live on the Internet. To hear the Webcast, please go to www.braunconsult.com, then click on Investor Relations.

 "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

        Statements in this press release that are not strictly historical are "forward-looking" statements that involve risks or uncertainties, many of which are not under the control of the Company. The risks and uncertainties could cause actual results to differ materially from those described in the forward-looking statement. Such risks and uncertainties include, but are not limited to, the nature of the market and demand for our service offerings, competition, overall general business and economic conditions, the nature of our clients and project engagements, attracting and retaining highly skilled employees, the ability of our clients to pay for our services, timely payment by clients for services rendered, and our ability to effectively manage growth and client relationships, as well as other risks identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and other filings with the Securities and Exchange Commission. The Company is under no duty to update any of the forward-looking statements after the date of this report or to conform these statements to actual results or changes in its expectations.

 About Braun Consulting

        Braun Consulting, Inc. (Nasdaq: BRNC) is a professional services firm delivering customer-focused business solutions to Fortune 1000 and middle market companies. Braun Consulting combines cutting-edge business intelligence and CRM/eCRM technologies with business strategy to help clients build customer loyalty. By creating the necessary connection between technology and strategy, Braun builds effective business solutions that help clients drive business performance and cultivate long-term relationships with their most valuable customers. Founded in 1993, Chicago-based Braun Consulting has 5 offices throughout the U.S. Braun Consulting maintains strategic alliances with top developers of enterprise applications, including BEA Systems, Microsoft, Oracle, SAP, Siebel, Business Objects, Documentum, and others. Additional information about Braun Consulting is available at www.braunconsult.com

BRAUN CONSULTING, INC.
STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenue:
Revenue before expense reimbursements	$7,346	$13,256	$14,832	$29,170
Expense reimbursements	884	1,400	1,678	2,940

Total revenue	8,230	14,656	16,510	32,110
Costs and expenses:
Project personnel and expenses	6,287	10,184	13,168	20,887
Reimbursable expenses	884	1,400	1,678	2,940
Selling and marketing expenses	921	1,290	1,810	2,104
General and administrative expenses	3,393	6,755	7,437	11,793
Stock compensation	—	8	1	26

Total costs and expenses	11,485	19,637	24,094	37,750

Operating loss	(3,255)	(4,981)	(7,584)	(5,640)
Interest income	74	210	169	414

Loss before provision (benefit) for income taxes	(3,181)	(4,771)	(7,415)	(5,226)
Provision (benefit) for income taxes	5	(1,822)	143	(1,951)

Net loss	$(3,186)	$(2,949)	$(7,558)	$(3,275)

Loss per share:
Basic	$(0.19)	$(0.14)	$(0.44)	$(0.16)
Diluted	$(0.19)	$(0.14)	$(0.44)	$(0.16)
Reconciliation of net loss to pro forma net loss, excluding certain non-cash items and special charges:
Change in valuation allowance of deferred tax assets	1,225	—	2,960	—
Special charges	—	3,033	—	3,624

Pro forma net income (loss) before tax effect of special charges	(1,961)	84	(4,598)	349
Tax effect of special charges	—	(1,213)	—	(1,450)

Pro forma net loss, excluding certain non-cash items and special charges	$(1,961)	$(1,129)	$(4,598)	$(1,101)

Pro forma loss per share, excluding certain non-cash items and special charges:
Basic	$(0.11)	$(0.05)	$(0.27)	$(0.05)
Diluted	$(0.11)	$(0.05)	$(0.27)	$(0.05)
Weighted average shares:
Basic	17,082,522	20,798,086	17,303,937	20,708,741
Diluted	17,082,522	20,798,086	17,303,937	20,708,741

        Notes:

  The Company provides pro forma earnings results (which exclude costs associated with employee severance and include a normalized tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles. To supplement its financial statements presented in accordance with GAAP, Braun Consulting uses non-GAAP measures of pro forma results of operations. These non-GAAP results are provided to enhance the user's overall understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the he United States of America.

  Potentially dilutive securities of 254,691 and 512,348, respectively, were excluded from the diluted loss per share calculation for the quarters ended June 30, 2003 and 2002, and 156,735 and 421,630 for the six months ended June 30, 2003 and 2002, respectively, as their effects would have been anti-dilutive to the loss incurred by the Company.

BRAUN CONSULTING, INC.
BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$5,430	$1,803
Restricted cash	3,500	3,500
Marketable securities	12,775	26,800
Accounts receivable (net of allowance: $190 in 2003; $290 in 2002)	6,081	6,504
Prepaid expenses and other current assets	639	714

Total current assets	28,425	39,321
Equipment, furniture and software—net	6,919	8,015
Deferred tax asset (net of allowance: $18,726 in 2003; $15,766 in 2002)	—	—

Total assets	$35,344	$47,336

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Accounts payable	$414	$900
Accrued compensation	660	331
Other accrued liabilities	582	861
Accrued restructuring	1,537	2,571
Unearned revenue	674	1,837

Total current liabilities	3,867	6,500
Deferred rent	1,164	1,134
Accrued restructuring	2,208	2,800

Total liabilities	7,239	10,434
Stockholders' equity:
Preferred stock, $0.001 par value at June 30, 2003 and December 31, 2002; authorized 10,000,000 shares at June 30, 2003 and December 31, 2002; no shares have been issued at June 30, 2003 and December 31, 2002	—	—
Common stock, $0.001 par value at June 30, 2003 and December 31, 2002; authorized 50,000,000 shares at June 30, 2003 and December 31, 2002; issued and outstanding 17,082,522 shares at June 30, 2003 and 18,279,765 shares at December 31, 2002	17	18
Additional paid-in capital	102,831	104,070
Unearned deferred compensation	(1)	(2)
Accumulated deficit	(74,742)	(67,184)

Total stockholders' equity	28,105	36,902

Total liabilities and stockholders' equity	$35,344	$47,336

BRAUN CONSULTING, INC.
STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2003	2002
Cash flows from operating activities:
Net loss	$(7,558)	$(3,275)
Adjustments to reconcile net loss to net cash flows from operating activities:
Compensation expense related to stock options	1	26
Income tax benefit from disqualifying stock dispositions	72	12
Loss on disposal of assets	—	560
Deferred income taxes	—	(2,004)
Provision for losses on accounts receivable	100	138
Depreciation and amortization	1,155	1,473
Non-cash restructuring costs	452	—
Changes in assets and liabilities:
Accounts receivable	323	2,337
Prepaid expenses and other current assets	75	136
Accounts payable	(486)	(732)
Accrued liabilities	50	711
Deferred rent	30	—
Accrued restructuring	(2,078)	(148)
Unearned revenue	(1,163)	(914)

Net cash flows from operating activities	(9,027)	(1,680)
Cash flows from investing activities:
Purchases of marketable securities	(1,625)	(4,500)
Sales of marketable securities	15,650	4,950
Purchases of equipment, furniture and software	(59)	(256)

Net cash flows from investing activities	13,966	194
Cash flows from financing activities:
Exercise of stock options	7	719
Employee stock purchase plan	27	176
Treasury stock purchase and retirement	(1,346)	(111)

Net cash flows from financing activities	(1,312)	784

Net decrease in cash and cash equivalents	3,627	(702)

Cash and cash equivalents at beginning of period	1,803	2,673

Cash and cash equivalents at end of period	$5,430	$1,971

Supplemental disclosure of cash flow information:
Interest paid	$—	$—

Income taxes paid	$71	$47

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  EXHIBIT 99.1
BRAUN CONSULTING REPORTS SECOND QUARTER RESULTS